UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): November 28, 2006

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 CityWest Blvd, Bldg. 3, Suite 500 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 28, 2006, Omega Protein Corporation, a Nevada corporation (“Omega” or the “Company”), issued a press release announcing that it has closed its previously announced transaction with Zapata Corporation, a Nevada corporation and Omega’s 58% stockholder (“Zapata”), to purchase from Zapata 9,268,292 shares of Omega’s common stock at a purchase price of $5.125 per share. The aggregate purchase price for the shares, which represent 36.5% of Omega’s outstanding common stock, was $47.5 million. Omega financed the purchase of the 9,268,292 shares with a previously disclosed senior secured financing facility from Albeco Finance LLC, an affiliate of Cerberus Capital Management, L.P. If Zapata still owns any shares of Omega’s common stock nine months after the closing of the transaction, Omega has the option for a four-month period thereafter to purchase any remaining Omega shares held by Zapata at a purchase price of $4.50 per share. Concurrent with the closing, Zapata’s two representatives, Avram A. Glazer and Leonard DiSalvo, resigned from Omega’s Board of Directors. A copy of the press release is attached as Exhibit 99.1 hereto.

In connection with the closing, Omega and Zapata entered into the Amended and Restated Registration Rights Agreement (the “Amended Agreement”), which amended and restated the Registration Rights Agreement, dated April 12, 1998 (the “Original Agreement”), between Omega and Zapata to change certain terms of the Original Agreement. Material changes to the Original Agreement, include, among other things, that (i) Omega is not obligated to file a registration statement relating to a demand registration request if such registration request is for a number of registrable securities having a fair market value of less than $3,500,000, (ii) Zapata or permitted transferees of more than 30% of the registrable securities are only entitled to two demand registration requests pursuant to the Amended Agreement and permitted transferees of 30% or less and 10% or more of the registrable securities are only entitled to one demand registration request pursuant to the Amended Agreement, (iii) registration statements filed pursuant to the Amended Agreement will be prepared and filed by Omega with the SEC as soon as practicable, but in no event later than 30 days (60 days if the applicable registration form is other than Form S-3) after the date notice is given, and that Omega will use its best efforts to cause the same to become effective as soon as possible after the date notice is given, (iv) subject to certain conditions, transfers of registration rights pursuant to the Amended Agreement will be effective when Omega has received written notice at the time of or within a reasonable time after said transfer and (v) the Amended Agreement may be amended only by a written instrument duly executed by Omega and the holders of more than 50% of the registrable securities. The foregoing description of the Amended Agreement is qualified in its entirety by reference to the Amended Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

As a result of the transaction, Zapata’s beneficial ownership of Omega’s outstanding common stock was reduced from approximately 58% to approximately 33% and Omega ceased being a “controlled company” within the meaning of the New York Stock Exchange corporate governance rules. As a “controlled company,” Omega was eligible for exemptions from provisions of such rules requiring that Omega’s Board of Directors have a majority of independent directors, nominating and corporate governance and compensation committees composed entirely of independent directors and written charters addressing specified matters. Although Omega was required to comply with such rules only after a specified transition period, Omega is currently in compliance with such rules.

Omega’s Articles of Incorporation and Bylaws contain provisions the effect of which depend on whether Zapata beneficially owns more than 50% of Omega’s outstanding common stock. As a result of the reduction in Zapata’s beneficial ownership of Omega’s outstanding common stock below 50%, the following changes were automatically effected in Omega’s Articles of Incorporation and Bylaws:

•	Stockholders are no longer permitted to take action required or permitted to be taken at a meeting of the stockholders by written consent of the stockholders.

•	Special meetings of Omega’s Board of Directors or stockholders may only be called by Omega’s Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the total number of directors that Omega would have if there were no vacancies or by the Chairman of the Board of Directors.

•	The officers of Omega are no longer required to call a meeting of the stockholders upon the written request of Zapata.

•	Zapata is now subject to the provisions of the Bylaws regarding advance notice of business to be brought before an annual or special meeting of stockholder and advance notice of director nominations.

On November 30, 2006, Omega’s Board of Directors elected Gary R. Goodwin, age 58, as a Class II member of Omega’s Board of Directors, a member of the Board’s Compensation Committee and Chairman of the Board’s Corporate Governance and Nominating Committee. Mr. Goodwin has served as Principal and Vice President – Crude Oil Marketing of Texon L.P., a privately held crude oil marketing company, since 1996.

Also on November 30, 2006, Joseph L. von Rosenberg III, Omega’s President and Chief Executive Officer, was elected Chairman of the Board of Directors, a position formerly held by Mr. Glazer, and Harry O. Nicodemus IV, one of Omega’s current Class I directors, resigned his position as a Class I director and was elected to Class II of Omega’s Board of Directors. The resignation and election of Mr. Nicodemus was effected so that each of the three classes of Omega’s Board of Directors would consist of the same number of directors. Following the resignations of Messrs. Glazer and DiSalvo, the election of Mr. Goodwin and the resignation and election of Mr. Nicodemus, the number of directors constituting Omega’s Board of Directors was reduced from seven to six, and the compositions of the classes of Omega’s Board of Directors are as follows:

Class I directors (terms expire at the 2008 annual meeting of stockholders)

Dr. Gary L. Allee

Dr. William E. M. Lands

Class II directors (terms expire at the 2009 annual meeting of stockholders)

Gary R. Goodwin

Harry O. Nicodemus IV

Class III directors (terms expire at the 2007 annual meeting of stockholders)

Paul M. Kearns

Joseph L. von Rosenberg III

Item 5.01. Changes in Control of Registrant.

See Item 1.01 above.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01 above.

Item 8.01. Other Events.

See Item 1.01 above.

Robert Stockton, Executive Vice President and Chief Financial Officer of the Company, has entered into a pre-arranged stock sales plan intended to qualify under Rule 10b5-1 of the Securities and Exchange Act of 1934 to sell up to 251,700 shares of Company common stock over time. Mr. Stockton’s prior Rule 10b5-1 sales plan expired on December 1, 2006 in accordance with its terms.

The stock sales plan has been approved under the Company’s internal securities trading policy. Rule 10b5-1 plans permit individuals who are not in possession of material non-public information to establish pre-arranged plans to buy or sell Company stock. These plans can minimize the market effect of insider purchases or sales by spreading these purchases or sales over a more extended period than the limited trading “windows” designated by the Company’s internal securities trading policy.

Under this plan, a broker not affiliated with the Company may, over a period of time starting on December 1, 2006 and ending on December 1, 2007, sell up to 251,700 shares of Company common stock held by Mr. Stockton at various designated prices ranging upwards from $6.75 per share.

The shares to be sold pursuant to this plan relate to shares to be acquired upon exercise of stock options under the Company’s 2000 Long-Term Incentive Plan. The maximum number of shares that may be sold under the plan represents approximately 21.3% of Mr. Stockton’s combined current holdings of the Company’s common stock and options to purchase the Company common stock.

Specific sales transactions under the plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of business acquired

None.

(b)	Pro Forma Financial Information

None.

(c)	Shell Company Transactions

None.

(d)	Exhibits

10.1	Amended and Restated Registration Rights Agreement dated November 28, 2006, between Omega and Zapata.

10.2	Rule 10b5-1 Sales Plan dated November 30, 2006 entered into by Mr. Robert Stockton.

99.1	Press release dated November 28, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: November 30, 2006	/s/ John D. Held
John D. Held
Executive Vice President, General Counsel and Secretary